SCHEDULE 14A -
                     INFORMATION REQUIRED IN PROXY STATEMENT
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                              (Amendment No.______)

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Under Section 240.14a-12

                                 ARCTIC CAT INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transactions applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:
[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:

                                 ARCTIC CAT INC.
                              ------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 7, 2003
                              ------------------
     Notice is hereby given that the Annual Meeting of Shareholders of Arctic Cat Inc. (the "Company") will be held at 601 Brooks Avenue South, Thief River Falls, Minnesota 56701, on Thursday, August 7, 2003 at 4:00 p.m. for the following purposes:

     1. To elect two directors to serve a three-year term; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on June 13, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Since it is important that your shares be represented at the Annual Meeting, whether or not you personally plan to attend, you are requested to sign, date and promptly return your proxy card in the enclosed envelope. If you are a record holder, you may also submit your proxy by telephone or through the Internet by following the instructions on the proxy card. If you own shares in "street name," i.e., through a broker, you should follow the instructions provided by the broker. Returning your signed proxy or submitting your proxy by telephone or through the Internet will not prevent you from voting in person at the Annual Meeting, should you desire to do so.

                                        By Order of the Board of Directors,

                                        /s/ Timothy C. Delmore

                                        Timothy C. Delmore,
                                        SECRETARY

Thief River Falls, Minnesota
July 3, 2003

--------------------------------------------------------------------------------
 TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.
--------------------------------------------------------------------------------

                                ARCTIC CAT INC.
                            601 BROOKS AVENUE SOUTH
                          THIEF RIVER FALLS, MN 56701

                              ------------------
                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 7, 2003
                              ------------------

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Arctic Cat Inc., a Minnesota corporation (the "Company"), of proxies for the Annual Meeting of Shareholders of the Company to be held at 601 Brooks Avenue South, Thief River Falls, MN 56701, on Thursday, August 7, 2003 at 4:00 p.m., Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about July 3, 2003.

     The Company's Annual Report for the fiscal year ended March 31, 2003, including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

     The total number of shares outstanding and entitled to vote at the meeting as of June 13, 2003 consists of 14,328,564 shares of $.01 par value Common Stock (excluding 7,560,000 shares of Class B Common Stock which do not vote with the Common Stock in the general election of directors; see "Election of Directors"). Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on June 13, 2003 will be entitled to vote at the Annual Meeting.

     Proxies may be sent to the Company using the enclosed proxy card, or by record holders by submitting a proxy by telephone or through the Internet, as permitted by Minnesota law. Shares represented by proxies properly signed, dated and returned, or submitted by telephone or through the Internet, will be voted at the Annual Meeting in accordance with the instructions set forth therein. If a proxy is properly signed, or submitted by telephone or through the Internet, but contains no instructions, the shares represented thereby will be voted FOR the director nominees and at the discretion of the proxyholders as to any other matters which may properly come before the Annual Meeting.

     The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. An item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders. Consequently, abstentions (or "withhold authority" as to directors) will have the same effect as a negative vote. If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote and, therefore, will have no effect on the outcome of the vote.

     Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, the shareholder could also simply vote again at a later date using the same procedures, in which case the later vote will be recorded and the earlier vote revoked. Record holders wishing to vote by telephone or through the Internet should note that they must do so before noon (Central Daylight
Time) on Wednesday, August 6, 2003. After that time, telephone and Internet voting will not be permitted and a shareholder wishing to vote, or revoke an earlier proxy, after such time must submit a signed proxy card or vote in person.


                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors, each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote, and generally, one-third of the directors belong to each class. This year, the Board of Directors is seeking shareholder election of two directors: William G. Ness and Gregg A. Ostrander, incumbent directors whose terms expire this year. If elected, Messrs. Ness' and Ostrander's terms will expire in 2006. John C. Heinmiller has advised the Company that, due to increasing demands on his time, he will resign from the Board at this year's Annual Meeting.

     In addition, in accordance with a Stock Purchase Agreement dated July 18, 1988 between Suzuki Motor Corporation ("Suzuki") and the Company pursuant to which Suzuki purchased 7,560,000 shares (as adjusted for subsequent stock splits) of the Company's Class B Common Stock (constituting all outstanding shares of Class B Common Stock), Suzuki is entitled to elect one member of the Board of Directors. In November 2002, Motoo Murakami was elected to the Board of Directors by Suzuki replacing Katsumi Takata.

     The Board of Directors has nominated for election the persons named below. It is intended that proxies will be voted for such nominees. The Company believes that the nominees named below will be able to serve; but should either of them be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

     The name and age of the nominees and the other directors and their principal occupations are set forth below, based upon information furnished to the Company by the nominees and directors. Unless otherwise indicated, each of the nominees and directors has held their respective identified positions for more than the past five years.

                                                                        DIRECTOR
 NAME, AGE AND PRINCIPAL OCCUPATION                                      SINCE
------------------------------------                                   ---------

NOMINATED FOR A TERM ENDING IN 2006:

[PHOTO]

WILLIAM G. NESS, 65, Chairman of the Board of Directors of                  1983
the Company; Director of Northern State Bank and Itasca
Bemidji, Inc.

[PHOTO]

GREGG A. OSTRANDER, 50, Chairman of the Board of Directors,                 1995
President and Chief Executive Officer of Michael Foods, Inc.
(a food processing manufacturer) since 1993; Director of Birds Eye Foods, Inc.


OTHER DIRECTOR WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE
 ANNUAL MEETING AND WHOSE TERM EXPIRES IN 2004:

[PHOTO]

CHRISTOPHER A. TWOMEY, 55, President and Chief Executive                    1987
Officer of the Company since January 1986; Director of The
Toro Company and Universal Trailer Corporation.

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE
 ANNUAL MEETING AND WHOSE TERMS EXPIRE IN 2005:

[PHOTO]

ROBERT J. DONDELINGER, 67, Co-owner and Chairman of the                     1983
Board of Northern Motors (a General Motors dealership),
Thief River Falls, MN, since 1965.

[PHOTO]

WILLIAM I. HAGEN, 65, Retired; Part owner and Director of                   1983
Border Bancshares, Inc., a bank holding company that owns seven banks in northwestern Minnesota from Thief River Falls to International Falls; owner and operator of a farm in northern Minnesota.

[PHOTO]

KENNETH J. ROERING, 61, Professor of Marketing and                          1996
Pillsbury Company -- Paul S. Gerot Chair in Marketing in the
Carlson School of Management at the University of Minnesota since 1981; Director of Transport Corporation of America, Inc.,
Ravesport Inc. and Excorp, Inc.

DIRECTOR ELECTED BY CLASS B COMMON STOCK:

[PHOTO]

MOTOO MURAKAMI, 47, Senior General Manager of North                         2002
America/Europe/Oceania of Motorcycle Marketing Division, Suzuki
Motor Corporation since April 2003; General Manager of North
America & Oceania Motorcycle Marketing Department from
January 2001 to March 2003; General Manager of Planning
Department of Motorcycle Operations from April 1998 to December
2000.

CURRENT DIRECTOR WHO WILL RESIGN AT THE ANNUAL MEETING:

[PHOTO]

JOHN C. HEINMILLER, 49, Chief Financial Officer of St. Jude                 1999
Medical, Inc. (a medical products company) since 1998;
President of F3 Corporation (an asset management company) from June 1997 to April 1998; Director of Lifecore Biomedical, Inc.


     VOTE REQUIRED. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for the election of the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
NOMINEES.

     DIRECTOR EMERITUS. Mr. Lowell T. Swenson retired as a director in 1998. Recognizing Mr. Swenson's long-standing contributions to the Company and exemplary service throughout his 15-year term as a director, as well as his service in the snowmobile industry for more than thirty years, the Board of Directors determined that the Company would benefit from a continued association with Mr. Swenson and appointed him a Director Emeritus upon his retirement. As a Director Emeritus, Mr. Swenson is invited to attend all Board meetings, but he is not entitled to vote at such meetings and does not have responsibility for the Board's actions. He is also not entitled to compensation paid to outside directors of the Company but is reimbursed out-of-pocket expenses incurred in attending Board meetings and is entitled to indemnification in his role as a Director Emeritus.

     MEETINGS. During fiscal 2003, the Board of Directors met six times. Each director, except the director elected by holders of the Class B Common Stock, attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

     BOARD COMMITTEES. The Board has appointed a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee, which currently consists of Messrs. Dondelinger (Chair), Hagen, Heinmiller and Ostrander, met three times during fiscal 2003. The Compensation Committee assists in defining the Company's compensation policies and administering its compensation plans, reviews management's recommendations and makes its own recommendations to the Board with respect to officers' and key employees' salaries, bonuses and stock option grants, reviews and approves the Company's retirement plans and employee benefits and reviews management succession plans. The Board of Directors has established a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Ostrander and Roering, for the purpose of granting awards under the Company's 1989 Stock Option Plan, the 1995 Stock Plan and the 2002 Stock Plan.

     The Audit Committee, which currently consists of Messrs. Roering (Chair), Dondelinger, Hagen and Heinmiller, met five times during fiscal 2003. All members of the Company's Audit Committee are independent as defined by the current rules of the National Association of Securities Dealers (NASD) for companies listed on the Nasdaq National Market. The Audit Committee reviews and recommends to the Board the independent auditors to be selected, meets with the Company's independent auditors and representatives of management to review the internal and external financial reporting of the Company, reviews the scope of the independent auditors' examination and audit procedures to be utilized, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments and pre-approves any audit and non-audit services to be provided by the Company's independent auditors. The duties and responsibilities of the Audit Committee are currently being re-evaluated in light of the Sarbanes-Oxley Act of 2002. The Board of Directors adopted an Audit Committee Charter in June 2000. A report of the Audit Committee is contained in this proxy statement.

     The Nominating Committee, which currently consists of Messrs. Ostrander (Chair), Ness, Roering and Twomey, met once during fiscal 2003. The primary functions of the Nominating Committee are to review and make recommendations to the Board with respect to the size, composition, retention, tenure and retirement policies of the Board of Directors; determine and recommend to the Board the criteria to be used in evaluating the qualifications of Director candidates; approve the selection process that produces qualified Director candidates; review the qualifications of candidates for Board membership and approve and recommend to the Board of Directors the slate of Director candidates to be proposed for election to the Board of Directors; establish and implement a process for annually evaluating the performance of the Board and provide feedback to the Board on its performance; review developments in corporate governance pertaining to Board membership and advise the Board on such matters; and establish and maintain a training program for new Directors and programs for improving current Director performance.

     Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company at least ninety (90) days prior to the meeting date corresponding to the previous year's Annual Meeting, with the submitting shareholder's name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. The Nominating Committee will consider candidates recommended by shareholders in light of the Committee's established criteria for Director candidates. A shareholder intending to nominate an individual as a Director at an Annual Meeting, rather than recommend the individual to the Company for consideration as a nominee, must comply with the advance notice requirements set forth in the Company's Bylaws. The Company's Bylaws provide that any shareholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors provided that such shareholder has provided written notice of such intention to the Secretary of the Company. Such notice must be given not less than sixty (60) days nor more than ninety (90) days prior to the meeting date corresponding to the previous year's Annual Meeting. Shareholders intending to nominate a Director should contact the Company's Secretary for a copy of the relevant procedure.

     REMUNERATION OF DIRECTORS. All non-employee directors other than the representative of Class B Common Stock currently receive $5,000 per quarter, $1,000 per meeting attended in person, $500 per meeting attended telephonically, $750 per committee meeting, and $2,500 additional compensation per year for each committee chair. If committee meetings occur the same day as regular Board meetings, the directors are paid for up to two committee meetings that day, in addition to out-of-pocket expenses incurred on behalf of the Company. In addition, pursuant to the Company's 2002 Stock Plan, each non-employee director automatically receives on the date of election or re-election as a director, or appointment as a director by action of the Board during the period between shareholder meetings, and on the date of each subsequent annual or special shareholder meeting at which action is taken to elect any director if the non-employee director's term is not up for election that year and the non-employee director is serving an unexpired term (provided that the non-employee director has served for at least six months), an option to purchase 6,000 shares of the Company's Common Stock at an option price equal to the fair market value of the Company's Common Stock on the date the option is granted. These options have terms expiring five years following termination of service as a director and are exercisable at any time following the date of grant. The 1989 Stock Option Plan, the 1995 Stock Plan and the 2002 Stock Plan also permit granting of additional or alternative options to directors at the discretion of the Board. The director elected by the holder of Class B Common Stock is reimbursed for out-of-pocket expenses incurred on behalf of the Company and does not receive the remuneration described above.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The following table shows, for fiscal years 2003, 2002 and 2001, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Christopher A. Twomey, the Company's Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company (collectively with Mr. Twomey, the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                             ANNUAL                  LONG-TERM
                                          COMPENSATION             COMPENSATION
                                     ----------------------- ------------------------
                                                                    SECURITIES            ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS     UNDERLYING OPTIONS (#)   COMPENSATION(1)
----------------------------- ------ ----------- ----------- ------------------------ ----------------
   Christopher A. Twomey      2003    $474,000    $236,052           100,000               $ 4,455
    President and Chief       2002     460,000     298,632            80,000                 5,100
    Executive Officer         2001     376,500     245,553            80,000                 5,434

   Robert Bonev
    Vice President --         2003    $221,000    $ 87,031            50,000               $ 6,060
    Sales and Marketing(2)    2002     178,000      76,367            35,000                 2,980

   Timothy C. Delmore         2003    $221,000    $ 88,356            50,000               $ 6,045
    Chief Financial Officer   2002     215,000      93,792            35,000                15,100
    and Secretary             2001     187,000      81,876            35,000                 5,010

   Ronald G. Ray              2003    $196,000    $ 68,090            20,000               $ 6,045
    Vice President --         2002     190,000      68,339            20,000                14,633
    Manufacturing             2001     170,000      61,350            25,000                 4,950

   Ole E. Tweet               2003    $185,000    $ 60,107            20,000               $ 6,037
    Vice President --         2002     180,000      61,142            15,000                15,100
    New Product Development   2001     160,000      54,541            25,000                14,950
------------------

(1) Includes contributions by the Company to the individual's 401(k) retirement plan account. Includes for Messrs. Delmore, Ray and Tweet a payment of $10,000 in fiscal year 2002 as consideration for entering into an employment agreement with the Company which includes certain restrictive covenants.

(2) Mr. Bonev began employment with the Company as Vice President -- Sales and Marketing on June 4, 2001.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of its executive officers which provide, among other things, for a lump-sum cash severance payment to each such executive equal to approximately three times the executive's average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a "change in control" of the Company. In general, a "change in control" would occur when there has been any change in the controlling persons reported in the Company's proxy statement, when 20% or more of the Company's outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute at least 75% of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company's shareholders approve a plan of liquidation or dissolution of the Company. The employment agreements also prohibit disclosure of confidential information concerning the Company and require disclosure and assignment of inventions, discoveries and other works relating to the executive's employment. If a "change in control" had occurred at the end of fiscal 2003 and the executive's employment was terminated, the following executive officers would have received the amounts indicated, which includes deemed compensation during the preceding five years from the exercise of stock options: Mr. Twomey, $2,940,000; Mr. Bonev, $839,807; Mr. Delmore, $1,168,815; Mr. Ray, $1,038,661
and Mr. Tweet, $1,567,398.

     The Company has also entered into employment agreements with each of its executive officers pursuant to which they will receive upon termination of employment, other than by the Company for "cause," for a twelve-month period,
(i) with respect to Mr. Twomey, an amount equal to his average annual cash compensation over the five-year period immediately preceding the date of termination plus $175,000, and with respect to the other executive officers, an amount equal to their average annual salary over the three-year period immediately preceding the date of termination, and (ii) the employee benefits received prior to termination. The employment agreements also restrict each executive officer from certain competitive employment following termination and prohibit disclosure of confidential information concerning the Company. If the executive officers had been terminated at the end of the last fiscal year for a reason other than cause, they would have received the following amounts pursuant to the employment agreements: Mr. Twomey, $762,000; Mr. Bonev, $133,000; Mr. Delmore, $207,700; Mr. Ray, $185,000 and Mr. Tweet, $175,000.

     William G. Ness, Chairman of the Board of Directors, was during the last fiscal year an executive officer of the Company and received an annual salary of $48,000. In fiscal 2003, he also received options to purchase 10,000 shares of the Company's Common Stock.

STOCK OPTIONS
     The following table contains information concerning individual grants of stock options during the last fiscal year for the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                          ---------------------------------------------------------------------------------
                                               PERCENT OF TOTAL                     MARKET
                               OPTIONS        OPTIONS GRANTED TO                     PRICE                      GRANT DATE
                               GRANTED           EMPLOYEES IN         EXERCISE     ON GRANT     EXPIRATION     PRESENT VALUE
NAME                             (#)              FISCAL YEAR        PRICE ($)     DATE ($)        DATE           ($)(2)
-----------------------   ----------------   --------------------   -----------   ----------   ------------   --------------
Christopher A. Twomey          100,000(1)             34%             $ 15.50      $ 15.50      8/8/2012         $531,890
Robert Bonev                    50,000(1)             17%             $ 15.50      $ 15.50      8/8/2012         $265,945
Timothy C. Delmore              50,000(1)             17%             $ 15.50      $ 15.50      8/8/2012         $265,945
Ronald G. Ray                   20,000(1)              7%             $ 15.50      $ 15.50      8/8/2012         $106,378
Ole E. Tweet                    20,000(1)              7%             $ 15.50      $ 15.50      8/8/2012         $106,378
------------------

(1) Becomes exercisable with respect to one-third of the shares of Common Stock subject to the option on August 8, 2003, 2004 and 2005.

(2) Based upon the Black-Scholes valuation method. Assumptions used include an expected term of seven years, risk-free interest rate of 3.9%, dividend yield of 1.4% and historical volatility of 31%.

     The following table contains information concerning the exercise of options during fiscal 2003 and the value of options previously granted under the Company's Stock Option Plans which were held by the Named Executives at the end of the last fiscal year.

                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                             SHARES                        OPTIONS AT FY-END (#)        OPTIONS AT FY-END ($)
                            ACQUIRED         VALUE     ----------------------------- ----------------------------
NAME                     ON EXERCISE (#)  REALIZED ($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------- ---------------- ------------- ------------- --------------- ------------- --------------
Christopher A. Twomey        95,681         $870,115      313,878        180,001      $1,388,749      $120,601
Robert Bonev                      0         $      0       11,667         73,333      $   14,000      $ 33,500
Timothy C. Delmore           22,500         $227,140      105,501         84,999      $  516,442      $ 53,448
Ronald G. Ray                     0         $      0       79,712         41,667      $  306,481      $ 34,519
Ole E. Tweet                      0         $      0       21,667         38,334      $   82,903      $ 34,586
------------------

(1) Based on a market price of $15.61 per share of Common Stock on March 31, 2003.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives are generally made by the four-member Compensation Committee of the Board composed of Messrs. Dondelinger, Hagen, Heinmiller and Ostrander. All decisions by the Compensation Committee during fiscal 2003 relating to the compensation of the Company's executive officers were reviewed by the full Board. Pursuant to SEC rules designed to enhance disclosure of companies' policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 2003 as they affected Messrs. Bonev, Delmore, Ray, and Tweet, the four executive officers other than Mr. Twomey who, for fiscal 2003, were the Company's most highly paid executive officers whose compensation exceeded $100,000 (collectively with Mr. Twomey, the "Named Executives"). The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

     COMPENSATION PHILOSOPHY. The Company has three basic objectives for its executive compensation program: payment for performance; attraction and retention of executives who contribute to the long-term success of the Company; and alignment of the interests of management with those of the shareholders. The Company's executive compensation program is a target-based performance incentive plan intended to accomplish the basic objectives.

     The Compensation Committee with the assistance of a nationally recognized compensation consulting firm analyzes general industry as well as industry specific data to establish compensation market targets which are competitive for the Company's industry as well as companies of the Company's revenue size.

     BASE PAY. In order to assure the Company's ability to attract and retain qualified executives, the Compensation Committee believes that base pay must be at least 90% of the market targets. Current base pay for the Named Executives is within the range established for each position and each individual.

     ANNUAL INCENTIVE AWARDS. Each executive is eligible to receive annual cash incentive awards based on corporate and individual performance. The annual incentive program awards each Named Executive, with the exception of Mr. Twomey, a percentage of base salary with 80% of the award tied to the Company's earnings and 20% tied to the individual's performance. Mr. Twomey's award is tied 100% to Company earnings. With regard to the portion of the annual incentive tied to the Company's earnings, the Board of Directors annually establishes an earnings target, a minimum earnings threshold below which an annual incentive will not be paid, and a maximum incentive level. In addition, individual performance goals are established annually for each executive and incentive awards are paid based on individual accomplishments. The Compensation Committee believed that placing a meaningful portion of an executive's overall compensation at total risk, based on the Company's earnings and the individual's performance, is the best way to focus attention on the short and intermediate-term goals of the Company and encourage high levels of performance from each executive.

     LONG-TERM INCENTIVES. Aligning the interests of management with those of shareholders is accomplished through longer term incentives directly related to the improvement in long-term shareholder value. The Compensation Committee believes this is accomplished with the award of stock options to the Named Executives and other key personnel. Stock options valued at amounts designed to bring total executive compensation in line with median market levels are awarded annually. Stock options have value for the executive officers only if the price of the Company's stock appreciates in value from the date of grant. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that stock options encourage and reward effective management which, in turn, results in the long-term corporate financial success as measured by stock price appreciation.

     OTHER COMPENSATION PROGRAMS. The Company maintains certain broad based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life, and health insurance plans. The Company's retirement plan is a 401(k) plan which allows all eligible employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to the employee's contribution up to a maximum of 3% of the employee's base salary.

     MR. TWOMEY'S FISCAL 2003 COMPENSATION. Mr. Twomey's base pay for fiscal 2003 of $474,000 was determined in a similar manner as the other Named Executives, with the base pay equal to 90% of the market targets. Mr. Twomey's annual incentive award of $236,052 was determined in accordance with annual incentive plan in a similar manner as the other Named Executives, with 100% of the award tied to the Company's earnings. Mr. Twomey's total cash compensation for fiscal 2003 was at 91% of the market targets.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

Robert J. Dondelinger  William I. Hagen  John C. Heinmiller  Gregg A. Ostrander

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     As described below, Mr. Dondelinger, a director and member of the Compensation Committee of the Board, has a relationship with an entity which engages in certain transactions with the Company which require disclosure. See "Certain Transactions."

CERTAIN TRANSACTIONS
     Since the Company first began production in August 1983, it has purchased all engines for its products from Suzuki pursuant to contracts which are renewed annually and which stipulate price and general terms of delivery of engines. During the last fiscal year, the Company paid Suzuki approximately $114,472,000 for engines, parts and tooling. Terms of the agreement were, and renewal rates are, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

     During the last fiscal year, the Company purchased wiring harnesses from Itasca Bemidji, Inc. ("IBI"), a company in which Mr. Ness, a director of the Company, owns approximately 15% of the outstanding stock. During the last fiscal year, the Company paid IBI approximately $6,000,000 for harnesses. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

     During the last fiscal year, the Company purchased certain vehicles from Northern Motors, a General Motors dealership in which Mr. Dondelinger, a director of the Company, is Co-Owner and Chairman of the Board. During the last fiscal year, the Company paid Northern Motors approximately $138,000 for vehicles, repairs and other miscellaneous items. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

PERFORMANCE GRAPH
     In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares performance of the Company's Common Stock on the Nasdaq National Market to the S&P 500 Index and to the Automotive Index (indicated below as the "Peer Group Index") prepared by Media General Financial Services ("Media General"). The graph compares on an annual basis the cumulative total shareholder return on $100 invested on March 31, 1998, and assumes reinvestment of all dividends and has been adjusted to reflect stock splits. The performance graph is not necessarily indicative of future investment performance.

                              [PLOT POINTS GRAPH]

                                                                    MARCH 31,
                                  -----------------------------------------------------------------------------
                                      1998         1999         2000         2001         2002         2003
                                  ------------ ------------ ------------ ------------ ------------ ------------
       Arctic Cat Inc. ..........  $  100.00    $  109.52    $  115.83    $  157.79    $  235.82    $  185.50
       Peer Group Index .........     100.00       122.14       150.46       143.68       212.99       155.71
       S&P 500 Index ............     100.00       118.46       139.72       109.43       109.69        85.53

     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     The following table presents information provided to the Company as to the beneficial ownership of the Company's capital stock as of June 13, 2003 by (i) the only shareholders known to the Company to hold 5% or more of such stock,
(ii) each of the directors and Named Executives of the Company and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

                                                                                 PERCENT OF             PERCENT OF
                                                       CAPITAL STOCK         OUTSTANDING SHARES     OUTSTANDING SHARES
BENEFICIAL OWNERS                                  BENEFICIALLY OWNED(1)       OF COMMON STOCK       OF CAPITAL STOCK
-----------------------------------------------   -----------------------   --------------------   -------------------
Suzuki Motor Corporation ......................          7,560,000                     0%                  34.5%
 Hamamatsu-Nishi
 P.O. Box 1, 432-91
 Hamamatsu, Japan

Barclays Global Investors, NA .................            852,931(2)                6.0%                   3.9%
 Barclays Global Fund Advisors
 45 Fremont Street
 San Francisco, CA 94105 ......................

Dalton, Greiner, Hartman, Maher & Co. .........          1,607,027(3)               11.2%                   7.3%
 565 Fifth Avenue, Suite 2101
 New York, NY 10017

NFJ Investment Group, L.P. ....................            796,300(4)                5.6%                   3.6%
 2121 San Jancita Street, Suite 1840
 Dallas, TX 75201

Royce & Associates, LLC .......................          2,103,160(4)               14.7%                   9.6%
 1414 Avenue of the Americas
 New York, NY 10019

Rutabega Capital Management ...................            792,200(5)                5.5%                   3.6%
 64 Broad Street
 Boston, MA 02109

Robert J. Dondelinger .........................            184,356(6)                1.3%                     *
William I. Hagen ..............................            357,391(6)                2.5%                   1.6%
John C. Heinmiller ............................             30,000(6)                  *                      *
Motoo Murakami ................................                  0(7)                  *                      *
William G. Ness ...............................             64,879(6)                  *                      *

Gregg A. Ostrander ............................             31,000(6)                  *                      *
Kenneth J. Roering ............................             43,000(6)                  *                      *
Christopher A. Twomey .........................            536,557(6)                3.7%                   2.4%

Robert Bonev ..................................             40,247(6)                  *                      *
Timothy C. Delmore ............................            163,222(6)                1.1%                     *
Ronald G. Ray .................................             49,009(6)                  *                      *
Ole E. Tweet ..................................            104,829(6)                  *                      *

All Directors and Officers
 as a Group (14 persons) ......................          1,780,164(6)(7)            12.4%                   8.1%

------------------
 *  Less than 1%.

(1) All outstanding shares of capital stock are Common Stock except shares held by Suzuki which are all Class B Common Stock. See "Election of Directors."

(2) Based on information included in a Schedule 13G filed with the Securities and Exchange Commission ("SEC"). The shares reported are held by Barclays Global Investors, N.A. and Barclays Global Fund Advisors in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays Global Investors, NA. has sole voting and investment power over 557,991 shares. Barclays Global Fund Advisors has sole voting and investment power over 294,940 shares.

(3) Based on information included in a Schedule 13G filed with the SEC, Dalton, Greiner, Hartman, Maher & Co. has sole voting power over 1,409,453 shares and sole investment power over 1,607,027 shares.

(4) Based on information included in a Schedule 13G filed with the SEC.

(5) Based on information included in a Schedule 13G filed with the SEC, Rutabaga Capital Management has sole voting power over 674,900 shares, shared voting power over 117,300 shares and sole investment power over 792,200 shares.

(6) Includes the following number of shares purchasable by the indicated individuals and group within 60 days from the date hereof pursuant to the exercise of outstanding stock options: Mr. Dondelinger, 65,721 shares; Mr. Hagen, 65,721 shares; Mr. Heinmiller, 30,000 shares; Mr. Ness, 10,000; Mr. Ostrander, 30,000 shares; Mr. Roering, 42,000 shares; Mr. Twomey, 355,545; Mr. Bonev, 40,001 shares; Mr. Delmore, 114,349 shares; Mr. Ray, 28,335 shares; Mr. Tweet, 41,668 shares; and all directors and officers as a group, 904,574 shares. Also, Mr. Hagen's shares include 11,137 shares owned by Mr. Hagen's wife, the beneficial ownership of which he disclaims.

(7) Excludes shares held by Suzuki Motor Corporation.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the 1934 Act, Mr. Ness filed a late Form 4 for an option exercise.

EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information regarding the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing compensation plans as of March 31, 2003, consisting of the Company's 1989 Stock Option Plan, 1995 Stock Plan and 2002 Stock Plan.

                     EQUITY COMPENSATION PLAN INFORMATION

                            NUMBER OF SECURITIES TO BE       WEIGHTED AVERAGE          NUMBER OF SECURITIES REMAINING
                              ISSUED UPON EXERCISE OF        EXERCISE PRICE OF      AVAILABLE FOR FUTURE ISSUANCE UNDER
                               OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,     EQUITY COMPENSATION PLANS (EXCLUDING
                                WARRANTS AND RIGHTS         WARRANTS AND RIGHTS     SECURITIES REFLECTED IN COLUMN (a))
      PLAN CATEGORY                     (a)                         (b)                              (c)
------------------------   ----------------------------   ----------------------   --------------------------------------
    EQUITY COMPENSATION
     PLANS APPROVED BY
      SECURITY HOLDERS                      1,457,083                  $ 12.88                                 1,347,942
------------------------                    ---------                  -------                                 ---------
    EQUITY COMPENSATION
   PLANS NOT APPROVED BY
      SECURITY HOLDERS                            N/A                      N/A                                       N/A
------------------------                    ---------                  -------                                 ---------
           TOTAL                            1,457,083                  $ 12.88                                 1,347,942
------------------------                    ---------                  -------                                 ---------

                                   AUDITORS

     Grant Thornton LLP, independent public accountants, were the auditors for the Company for fiscal 2003. The Audit Committee will consider the selection of auditors for fiscal 2004 after the Annual Meeting of Shareholders and currently expects to recommend Grant Thornton LLP. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT FEES
     The Company paid Grant Thornton LLP an aggregate of $119,000 for the annual audit for fiscal year 2003 and for the review of the Company's condensed financial statements included in the Company's quarterly reports on Form 10-Q for fiscal year 2003. The above amounts include out-of-pocket expenses incurred by Grant Thornton LLP in connection with the provision of such services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
     There were no fees paid to Grant Thornton LLP for financial information systems design and implementation related services during fiscal year 2003.

ALL OTHER FEES
     The Company paid Grant Thornton LLP an aggregate of $231,000 for services provided and out-of-pocket expenses incurred in connection with tax compliance and other audit and tax related services. The Audit Committee of the Board of Directors has determined that the provision of these services is compatible with maintaining the independence of Grant Thornton LLP.

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company is composed of four independent directors and operates under a written charter adopted by the Board of Directors, a copy of which was included with the 2001 Proxy Statement. Management is responsible for the Company's internal control and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee reviewed the fees indicated above and discussed with the independent auditors that firm's independence.

     Based upon the Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2003 filed with the Securities and Exchange Commission.

                       SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

Kenneth J. Roering (Chair)        Robert J. Dondelinger        William I. Hagen
                                   John C. Heinmiller

                             SHAREHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. The Company's Annual Meeting of Shareholders for the fiscal year ending March 31, 2004 is expected to be held on or about August 6, 2004 and proxy materials in connection with that meeting are expected to be mailed on or about June 26, 2004. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 5, 2004. In addition, if the Company receives notice of a separate shareholder proposal before May 10, 2004 or after June 9, 2004, such proposal will be considered untimely pursuant to the Company's Bylaws and Rules 14a-4 and 14a-5(e) under the 1934 Act, and the persons to be named as proxies solicited by the Board of Directors of the Company for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal. See also "Other Matters" below.

                         METHOD OF PROXY SOLICITATION

     The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mail, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

                                 OTHER MATTERS

     The Company's Bylaws provide that certain requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be given not less than 60 days nor more than 90 days prior to the meeting date corresponding with the previous year's Annual Meeting. Shareholders desiring to bring matters for action at an Annual Meeting should contact the Company's Secretary for a copy of the relevant procedure. Since no such notice was received with respect to this year's Annual Meeting, no shareholders may bring additional business before the meeting for action.

     The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended March 31, 2003. A copy of Form 10-K, the annual report filed by the Company with the Securities and Exchange Commission will be furnished without charge to any shareholder who requests it in writing from the Company, at the address noted on the first page of this Proxy Statement.

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

                                        By Order of the Board of Directors,

                                        /s/ Timothy C. Delmore

                                        Timothy C. Delmore,
                                        SECRETARY

                                                                        APPENDIX


                                 ARCTIC CAT INC.


                         ANNUAL MEETING OF SHAREHOLDERS

                            THURSDAY, AUGUST 7, 2003
                                    4:00 P.M.

                                 ARCTIC CAT INC.
                             601 BROOKS AVENUE SOUTH
                           THIEF RIVER FALLS, MN 56701



--------------------------------------------------------------------------------


ARCTIC CAT INC.
601 BROOKS AVENUE SOUTH
THIEF RIVER FALLS, MN 56701                                                PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON AUGUST 7, 2003 OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

The shares of stock of Arctic Cat Inc. you hold will be voted as you specify on the reverse side.

By signing the proxy, you revoke all prior proxies and appoint William G. Ness and Christopher A. Twomey as proxies (each with the power to act alone and with the power of substitution and revocation) to vote your shares as you designate on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                             -------------------
                                                              COMPANY #
                                                              CONTROL #
                                                             -------------------
THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. TELEPHONE AND INTERNET VOTING ARE PERMITTED UNDER MINNESOTA LAW.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon on August 6, 2003.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
o    Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/ACAT/ -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon on August 6, 2003.
o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Arctic Cat Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
                              \ PLEASE DETACH HERE /


              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.  Election of directors:        01  William G. Ness                               [ ] Vote FOR               [ ] Vote WITHHELD
                                  02  Gregg A. Ostrander                                all nominees               from all nominees
                                                                                        (except as marked)
                                                                                     ______________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,             |                                              |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)            |______________________________________________|

2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL ONE AND, IN THE
DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box    [ ]
Indicate changes below:                                                             Date ___________________________, 2003
                                                                                     ______________________________________________
                                                                                    |                                              |
                                                                                    |                                              |
                                                                                    |                                              |
                                                                                    |______________________________________________|

                                                                                    Signature(s) in Box
                                                                                    Please sign exactly as your name(s) appear on
                                                                                    Proxy. If held in joint tenancy, all persons
                                                                                    must sign. Trustees, administrators, etc.,
                                                                                    should include title and authority. Corporations
                                                                                    should provide full name of corporation and
                                                                                    title of authorized officer signing the proxy.